Exhibit 99.1

Press Release

	Contacts:	Don R. Madison, CFO
FOR IMMEDIATE RELEASE		Powell Industries, Inc.
713-947-4422

Ken Dennard / ksdennard@drg-e.com
Karen Roan / kcroan@drg-e.com
DRG&E / 713-529-6600
POWELL INDUSTRIES ANNOUNCES FISCAL 2008
SECOND QUARTER RESULTS
HOUSTON — MAY 7, 2008 — Powell Industries, Inc. (NASDAQ: POWL), a leading manufacturer of equipment and systems for the management and control of electrical energy and other critical processes, today announced results for the fiscal 2008 second quarter ended March 31, 2008.
     Revenues for the second quarter of fiscal 2008 were $160.3 million compared to revenues of $141.9 million for the second quarter of fiscal 2007. Net income for the second quarter was $6.0 million, or $0.53 per diluted share, compared to net income of $2.3 million, or $0.20 per diluted share, in the second quarter of fiscal 2007.
     Thomas W. Powell, Chairman and Chief Executive Officer, stated, “We are pleased to report much improved results for the second quarter, where we continued to see strength in all of our major markets. Our Electrical Power Products business is operating at record levels, and we continue to have success in improving our productivity and throughput while remaining responsive to our customers’ needs. Our products and services are very well positioned to meet the requirements of our key market sectors, and we expect to continue to participate in the growth in these markets for the foreseeable future. In addition, we are pleased to report that the Power/Vac® transition is complete, with that entire product line now being designed and built in Houston.”
     The Electrical Power Products segment recorded revenues of $154.1 million in the fiscal 2008 second quarter compared to $136.0 million in the second quarter of fiscal 2007. Income before income taxes for Electrical Power Products in the second quarter totaled $8.4 million versus income before income taxes of $3.1 million in last year’s second quarter.

     The Company’s backlog as of March 31, 2008 was a record $537 million compared to $502 million as of December 31, 2007 and compared to $408 million at the end of last year’s second quarter. New orders placed during the second quarter of fiscal 2008 totaled $196 million compared to $185 million in the first quarter of fiscal 2008 and compared to $168 million in the second quarter of fiscal 2007.
YEAR-TO-DATE RESULTS
     Revenues for the first six months of fiscal 2008 were $307.5 million compared to revenues of $264.7 million for the first half of fiscal 2007. Net income for the first six months was $9.6 million, or $0.84 per diluted share, compared to net income of $4.3 million, or $0.39 per diluted share, in the comparable period of fiscal 2007.
     The Electrical Power Products segment recorded revenues of $295.2 million in the first six months of fiscal 2008 compared to $253.4 million in the first half of fiscal 2007. Income before income taxes for Electrical Power Products in the first half of fiscal 2008 totaled $14.0 million versus income before income taxes of $6.3 million in the comparable period of fiscal 2007.
OUTLOOK
     The following statements are based on the current expectations of the Company. These statements are forward-looking and actual results may differ materially as further elaborated in the last paragraph below.
     Based on its backlog and current business conditions, Powell Industries is raising its guidance and now expects full year fiscal 2008 revenues to range between $650 million and $660 million and full year fiscal 2008 earnings to range between $1.85 and $2.10 per diluted share.
CONFERENCE CALL
     Powell Industries has scheduled a conference call for Wednesday, May 7, 2008 at 11:00 a.m. eastern time. To participate in the conference call, dial 303-275-2125 at least 10 minutes before the call begins and ask for the Powell Industries conference call. A replay of the call will be available approximately two hours after the live broadcast ends and will be accessible until May 14, 2008. To access the replay, dial 303-590-3000 using a passcode of 11113198#.
     Investors, analysts and the general public will also have the opportunity to listen to the conference call over the Internet by visiting http://www.powellind.com. To listen to the live call on the web, please visit the website at least fifteen minutes before the call begins to register, download and install any necessary audio software. For those who cannot listen to the live webcast, an archive will be available shortly after the call and will remain available for approximately 90 days at http://www.powellind.com.
     Powell Industries, Inc., headquartered in Houston, designs, manufactures and packages systems and equipment for the control, distribution and management of electrical energy and other dynamic processes. Powell provides products and services to large industrial customers such as utilities, oil and gas producers, refineries, petrochemical plants, pulp and paper producers, mining operations, commuter railways and other vehicular transportation facilities. For more information, please visit www.powellind.com.
Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.
- Tables to follow -

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Six Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
(In thousands, except per share data)	(Unaudited)		(Unaudited)
Revenues	$160,333	$141,912	$307,454	$264,688

Cost of goods sold	129,641	119,147	250,067	221,833

Gross profit	30,692	22,765	57,387	42,855

Selling, general and administrative expenses	20,961	18,452	41,072	34,726

Income before interest, income taxes and minority interest	9,731	4,313	16,315	8,129

Interest expense	771	919	1,636	1,607

Interest income	(86)	(120)	(201)	(300)

Income before income taxes and minority interest	9,046	3,514	14,880	6,822

Income tax provision	3,236	1,210	5,365	2,430

Minority interest in net income (loss)	(219)	50	(100)	109

Net income	$6,029	$2,254	$9,615	$4,283

Net earnings per common share:

Basic	$0.54	$0.20	$0.86	$0.39

Diluted	$0.53	$0.20	$0.84	$0.39

Weighted average shares:

Basic	11,232	11,033	11,194	10,987

Diluted	11,416	11,123	11,398	11,090

SELECTED FINANCIAL DATA:

Capital Expenditures	$784	$4,248	$1,530	$9,678

Depreciation and amortization	$3,055	$2,692	$5,952	$5,190

POWELL INDUSTRIES, INC. & SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2008	2007
(In thousands)	(Unaudited)
Assets:

Current assets	$274,918	$236,886

Property, plant and equipment (net)	64,607	67,401

Other assets	33,785	36,728

Total assets	$373,310	$341,015

Liabilities & stockholders’ equity:

Current liabilities	$148,690	$135,612

Long-term debt and capital lease obligations, net of current maturities	32,299	27,372

Deferred and other long-term liabilities	4,232	4,184

Stockholders’ equity and minority interest	188,089	173,847

Total liabilities and stockholders’ equity	$373,310	$341,015

POWELL INDUSTRIES, INC. & SUBSIDIARIES
BUSINESS SEGMENTS

	Three Months Ended		Six Months Ended
	March 31, 2008	March 31, 2007	March 31, 2008	March 31, 2007
(In thousands)	(Unaudited)		(Unaudited)
Revenues:
Electrical Power Products	$154,094	$136,034	$295,183	$253,377
Process Control Systems	6,239	5,878	12,271	11,311

Total revenues	$160,333	$141,912	$307,454	$264,688

Income before income taxes and minority interest:

Electrical Power Products	$8,425	$3,113	$14,039	$6,338
Process Control Systems	621	401	841	484

Total income before income taxes and minority interest	$9,046	$3,514	$14,880	$6,822

	March 31,	September 30,
	2008	2007
(In thousands)	(Unaudited)
Identifiable tangible assets:

Electrical Power Products	$315,235	$279,901
Process Control Systems	9,347	7,365
Corporate	20,400	23,460

Total identifiable tangible assets	$344,982	$310,726

Backlog:

Electrical Power Products	$511,221	$434,902
Process Control Systems	25,308	29,596

Total backlog	$536,529	$464,498

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